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    EXHIBIT 11


                           DOLE FOOD COMPANY, INC.
                  Computations of Earnings per Common Share
                     (in 000s, except per share amounts)

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
                                                                          For the Year Ended
                                                             -----------------------------------------
                                                             December 28,   December 30,   December 31,
                                                                1996            1995           1994
                                                             ------------   -----------    ------------
PRIMARY
   Income from continuing operations
       applicable to common shares                           $    89,031    $   119,824    $    58,245

   Income (loss) from discontinued operations
       applicable to common shares                                     -        (96,493)         9,638
                                                             -----------    ------------    ----------
   Net income applicable to common shares                    $    89,031         23,331         67,883
                                                             -----------    ------------    ----------

   Average number of common shares outstanding
       during the period                                          60,027         59,651         59,472
   Add:
       Shares issuable upon exercise of stock options at
       average prices during the period                              421            127            208
                                                             -----------    ------------    ----------
                 Total primary shares                             60,448         59,778         59,680
                                                             -----------    ------------    ----------

Primary earnings (loss) per common share:
   Continuing operations                                     $      1.47    $      2.00     $      .98
   Discontinued operations                                             -          (1.61)           .16
                                                             -----------    ------------    ----------
   Net income                                                $      1.47    $       .39      $     1.14
                                                             -----------    ------------    ----------

FULLY DILUTED
   Income from continuing operations
       applicable to common shares                           $    89,031    $    119,824    $   58,245

   Income (loss) from discontinued operations
       applicable to common shares                                     -         (96,493)        9,638
                                                             -----------    ------------    ----------
   Net income applicable to common shares                    $    89,031    $     23,331    $   67,883
                                                             -----------    ------------    ----------

   Average number of common shares outstanding
       during the period                                          60,027          59,651        59,472
   Add:
       Shares issuable upon exercise of stock options at
       higher of average prices or end of period prices              421             335           208
                                                             -----------    ------------    ----------
            Total fully diluted shares                            60,448          59,986        59,680
                                                             -----------    ------------    ----------

Fully diluted earnings (loss) per common share
   Continuing operations                                     $      1.47    $       2.00    $      .98
   Discontinued operations                                             -           (1.61)          .16
                                                             -----------    ------------    ----------
   Net income                                                $      1.47    $        .39    $     1.14
                                                             -----------    ------------    ----------

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